Exhibit 99.1
Bakkt Announces Preliminary 2023 Financial Results; Preliminary Estimates Within Previously Provided Guidance

ALPHARETTA, GA – February 29, 2024 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE: BKKT) announced certain preliminary financial results for the fourth quarter and full year ended December 31, 2023.

Preliminary financial results for fourth quarter 2023
•Total revenues for the fourth quarter of 2023 are estimated to be in a range of $213 million to $215 million.
•Gross crypto revenues for the fourth quarter of 2023 are estimated to be in a range of $197 million to $199 million.
•Net loyalty revenues for the fourth quarter of 2023 are estimated to be in a range of $13 million to $15 million.
•Total crypto costs and execution, clearing and brokerage fees for the fourth quarter of 2023 are estimated to be in a range of $196 million to $198 million.
•Available cash, cash equivalents and available-for-sale securities at year-end 2023 are estimated to be in a range of $68 million to $70 million.
•Net cash used in operating activities (excluding customer funds payable) for the fourth quarter of 2023 is estimated to be in a range of $16 million to $18 million
•Free cash flow usage (non-GAAP) for the fourth quarter of 2023 is estimated to be in a range of $18 million to $20 million.

Preliminary financial results for full year 2023
•Total revenues for fiscal year 2023 are estimated to be in a range of $778 million to $780 million, which is expected to be in line with prior guidance of between $750 million and $1,268 million.
•Gross crypto revenues for fiscal year 2023 are estimated to be in a range of $725 million to $727 million, which is expected to be in line with prior guidance of between $697 million and $1,215 million.
•Net loyalty revenues for fiscal year 2023 are estimated to be in a range of $51 million to $53 million, which is expected to be in line with prior guidance of $53 million.
•Total crypto costs and execution, clearing and brokerage fees for fiscal year 2023 are estimated to be in a range of $720 million to $722 million, which is expected to be in line with prior guidance of between $693 million and $1,208 million.
•Net cash used in operating activities (excluding customer funds payable) for fiscal year 2023 is estimated to be in a range of $87 million to $89 million, which is expected to be in line with prior guidance of between $86 million and $89 million.
•Free cash flow usage (non-GAAP) for fiscal year 2023 is estimated to be in a range of $100 million to $102 million, which is expected to be in line with prior guidance of between $99 million and $102 million.

The preliminary financial information set forth above has not been audited by Bakkt’s independent registered accounting firm and is subject to revision and is anticipated to be finalized in connection with the completion of the Bakkt’s Annual Report on Form 10-K for the year ended December 31, 2023. Bakkt’s preliminary estimates above are not a comprehensive statement of Bakkt’s financial results and are not necessarily indicative of the results to be expected as of or for the fiscal period ended December 31, 2023, or any future period. Accordingly, you should not place undue reliance on these preliminary estimates. Bakkt expects to report its fourth quarter 2023 results during a conference call in March, at which point it will discuss its 2023 financial results in more detail.
During the course of Bakkt’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period and year ended December 31, 2023, Bakkt may identify items that would require it to make adjustments, which may be material, including but not limited to potential non-cash asset impairments, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results.

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About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade custody, trading, and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.
Bakkt is headquartered in Alpharetta, GA.

Bakkt-C
Source: Bakkt Holdings, Inc.

Contacts

Investor Relations
Ann DeVries, Head of Investor Relations
Ann.DeVries@bakkt.com

Media
press@bakkt.com

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s preliminary financial results and the timing for Bakkt announcing its audited financial results, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2023; information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual

Report on Form 10-K for the year ended December 31, 2023 that are required to be included in such annual report; the Company's failure to implement the Company's business plans or strategies; and other risks and uncertainties indicated in Bakkt’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.
Non-GAAP Financial Measures
Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for “capitalized internal use software development costs and other capital expenditures” and “interest income.” We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.
Information reconciling forward-looking Free Cash Flow to the comparable GAAP financial measure is unavailable to us without unreasonable effort. We are not able to provide a reconciliation of forward-looking Free Cash Flow to the comparable GAAP financial measure because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as timing of customer payments for account receivables and payment terms for operating expenses. Preparation of such reconciliations would require a forward-looking statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). We provide a range for our Free Cash Flow forecast that we believe will be achieved, however we cannot accurately predict all the components of the Free Cash Flow calculation. We provide a Free Cash Flow because we believe that Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities (excluding customer funds payable) as an indicator of liquidity.

Reconciliation of Net Cash Used in Operating Activities (Excluding Customer Funds Payable) to Non-GAAP Free Cash Flow ($ in millions) (unaudited)

	4Q23E		FY 2023E
$ in millions	Low	High	Low	High
Net cash used in operating activities (excluding customer funds payable)	($16)	($18)	($87)	($89)
Capex*	(1)	(1)	(9)	(9)
Interest income, net	(1)	(1)	(4)	(4)
Free Cash Flow	($18)	($20)	($100)	($102)
* Capex includes capitalized internal-use software development costs and other capital expenditures

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